Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
Investor Relations
T: +1-704-885-2461
E: IR@AltisourceAMC.com

Altisource Asset Management Corporation Announces Settlement of Litigation
with Putnam Investments, LLC

CHRISTIANSTED, U.S. Virgin Islands, February 18, 2021 (GLOBE NEWSWIRE) - Altisource Asset Management Corporation (“AAMC” or the “Company”) (NYSE American: AAMC) is pleased to announce that the Company has settled ongoing litigation with Putnam Investments, LLC and its affiliates (collectively “Putnam”), one of the plaintiffs in the litigation related to the Company’s Series A Convertible Preferred Stock (the “Preferred Shares”).

Settlement Highlights

•The Company will deliver to Putnam 288,283 shares of common stock in exchange for 81,800 Preferred Shares, which were previously issued at $1,000 per share.

•The Company agreed to pay $1,636,000 to Putnam within three business days of the effective date of the settlement agreement, and $1,227,000 on the one-year anniversary of the effective date of the settlement agreement.

•The Company granted a most favored nation clause to Putnam requiring the Company to pay Putnam the difference, subject to certain terms and conditions, if the Company enters into a mutually agreed settlement with another holder of Preferred Shares at a higher value per Preferred Share than provided to Putnam under the Settlement Agreement.

•Putnam agreed to a stipulation dismissing their claims with prejudice in the subject litigation and releasing the Company from all other claims relating to the Preferred Shares.

•AAMC expects to recognize a one-time benefit of approximately $72 million from this settlement in net income available to common shareholders.

“We are pleased to announce the completion of this settlement and look forward to having Putnam onboard. We believe this transaction benefits all of our stakeholders and resolves a substantial portion of the company’s disputes with preferred shareholders,” stated Indroneel Chatterjee, Chief Executive Officer of AAMC. “It has been an exciting and meaningful start to 2021 for AAMC, and there is much more our new management team intends to accomplish.”

About AAMC

AAMC is an asset management company that provides portfolio management and corporate governance services to investment vehicles. Additional information is available at www.altisourceamc.com.

Forward-looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to future economic performance and are not statements of historical fact, actual results may differ materially from those projected. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to: our ability to implement our business strategy; our ability to retain and recruit key employees; our ability to develop and implement new businesses or, to the extent such businesses are developed, our ability to make them successful or sustain the performance of any such businesses; our ability to build, retain and maintain our strategic relationships; our ability to obtain additional asset management clients; the potential for the COVID-19 pandemic to adversely affect our business, financial position, operations, business prospects, customers, employees and third-party service providers; our ability to effectively compete with our competitors; the failure of our service providers to effectively perform their obligations under their agreements with us; developments in the litigations regarding AAMC’s redemption obligations under the Certificate of Designations of its Series A Convertible Preferred Stock (the “Series A Shares”), including AAMC’s ability to obtain declaratory relief confirming that AAMC was not obligated to redeem any of the Series A Shares on the March 15, 2020 redemption date since AAMC did not have funds legally available to redeem all, but not less than all, of the Series A Shares requested to be redeemed on that redemption date; general economic and market conditions; governmental regulations, taxes and policies and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.